Exhibit 15

Acknowledgment of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders

American Eagle Outfitters, Inc.

We are aware of the incorporation by reference in the Registration Statement and in the related prospectus (Form S-3, Registration No. 333-68875) of American Eagle Outfitters, Inc. and in the Registration Statements (Form S-8) of American Eagle Outfitters, Inc. as follows:

•	1999 Stock Incentive Plan (Registration Nos. 333-34748 and 333-75188),

•	Employee Stock Purchase Plan (Registration No. 333-3278),

•	1994 Restricted Stock Plan (Registration No. 33-79358),

•	1994 Stock Option Plan (Registration Nos. 333-44759, 33-79358, and 333-12661),

•	Stock Fund of American Eagle Outfitters, Inc. Profit Sharing and 401(k) Plan (Registration No. 33-84796), and

•	2005 Stock Award and Incentive Plan (Registration Nos. 333-126278 and 333-161661).

of our report dated November 29, 2012 related to the unaudited consolidated financial statements of American Eagle Outfitters, Inc., that is included in its Form 10-Q for the quarter ended October 27, 2012.

/s/ Ernst & Young LLP

Pittsburgh, Pennsylvania

Dated: November 29, 2012